Exhibit 99.1

News Release
QEP Resources, Inc.
1050 17th Street, Suite 500
Denver, CO 80265

February 23, 2011

NYSE: QEP

Contact: Scott Gutberlet

Phone: 303-672-6988

QEP RESOURCES REPORTS 2010 EBITDA OF $1.14 BILLION

AND PRODUCTION OF 229.0 BCFE

Company affirms 2011 EBITDA and production guidance

DENVER — QEP Resources (NYSE:QEP) reported 2010 EBITDA (a non-GAAP measure) of $1,140.5 million, compared to $1,165.5 million in 2009, down 2% despite a 26% decrease in net realized natural gas prices. The impact of lower natural gas prices was nearly offset by a 21% increase in production and higher net realized crude oil and NGL prices in QEP Energy, along with increased gathering and processing margins in QEP Field Services. EBITDA in the fourth quarter of 2010 was $298.5 million compared to $326.0 million a year earlier, an 8% decrease driven by a 22% decrease in net realized natural gas prices compared to the prior year quarter.

QEP also reported 2010 production of 229.0 Bcfe compared to 189.5 Bcfe in 2009, a 21% increase. Production in the fourth quarter of 2010 totaled 62.1 Bcfe compared to 55.4 Bcfe a year earlier, a 12% increase.

Net income from continuing operations in 2010 was $283.0 million or $1.60 per diluted share, compared to $212.8 million or $1.21 per diluted share in 2009. Net income from continuing operations in the fourth quarter of 2010 was $65.0 million or $0.37 per diluted share, compared to $94.6 million or $0.54 per diluted share a year earlier.

Excluding changes in unrealized gains and losses on natural gas basis-only swaps, gains and losses on non-core asset sales, separation costs and losses on early extinguishment of debt, QEP Resources adjusted net income from continuing operations (a non-GAAP measure) was $217.8 million or $1.23 per diluted share in 2010 compared to $315.2 million or $1.79 per diluted share in 2009. Similarly adjusted fourth quarter 2010 net income was $44.8 million or $0.25 per diluted share compared to $88.5 million or $0.50 per diluted share in the year earlier period.

EBITDA BY SUBSIDIARY

(in millions)

	3 Months Ended December 31,			12 Months Ended December 31,
	2010	2009	Change	2010	2009	Change
QEP Energy	$242.4	$273.7	(11%)	$926.2	$988.0	(6%)
QEP Field Services	52.4	48.7	8	203.9	162.6	25
QEP Marketing and other	3.7	3.6	3	10.4	14.9	(30)

TOTAL(a)	$298.5	$326.0	(8%)	$1,140.5	$1,165.5	(2%)

(a)	See attached schedule for a reconciliation of EBITDA to net income.

NET INCOME BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended December 31,			12 Months Ended December 31,
	2010	2009	Change	2010	2009	Change
QEP Energy	$38.9	$70.6	(45%)	$203.9	$134.9	51%
QEP Field Services(a)	22.6	22.0	3	91.1	69.4	31
QEP Marketing and other	3.1	2.0	55	6.7	8.5	(21)
Separation and debt extinguishment costs	0.4	—	—	(18.7)	—	—

Income from continuing operations(a)	$65.0	$94.6	(31%)	$283.0	$212.8	33%

Discontinued operations(b)	—	21.5	—	43.2	80.7	—

NET INCOME(a)	$65.0	$116.1	(44%)	$326.2	$293.5	11%

Earnings per diluted share
From continuing operations	$0.37	$0.54		$1.60	$1.21
Total earnings	$0.37	$0.66		$1.84	$1.67
Weighted average diluted shares	177.4	176.7		177.3	176.3

(a)	Net income represents amounts attributable to QEP Resources after deducting non-controlling interest.
(b)

QEP Resources completed its tax-free spin-off from Questar Corporation on June 30, 2010. In conjunction with the spin-off, QEP Resources distributed the common stock of its wholly-owned subsidiary, Wexpro Company, to Questar. Accordingly, Wexpro’s historical financial results have been presented as discontinued operations in this release.

“The QEP Resources team executed well in 2010,” said Chuck Stanley, President and CEO. “QEP Energy production was up 21% from 2009, driven by strong results from ongoing Haynesville Shale and Pinedale Anticline development activities, combined with significant contributions from new wells in our Woodford Shale, Granite Wash and Bakken plays. Our ongoing strategy to diversify away from our traditional Rockies focus continued to bear fruit—QEP Energy grew Midcontinent production 37% in 2010, representing 53% of QEP Energy total production. QEP Field Services also had a good year and fourth quarter in 2010. Field Services gathering and processing businesses benefitted from growing production at QEP Energy and our third-party customers and from strong gas-processing margins,” Stanley added.

2010 Highlights

•

QEP Energy grew natural gas, oil and NGL production to 229.0 billion cubic feet of natural gas equivalent (Bcfe) compared to 189.5 Bcfe in 2009. Crude oil and NGL comprised 11% of reported production volumes.

•

QEP Energy estimated proved reserves totaled 3.03 Tcfe at December 31, 2010, up 10% from year-end 2009. Excluding price-related revisions, QEP replaced 205% of 2010 production. Including the price-related revisions, the production replacement ratio was 227%.

•

QEP Energy EBITDA decreased 6% in 2010 compared to 2009, driven by a 26% decrease in net realized natural gas prices which was partially offset by a 21% increase in production and a 24% increase in net realized oil and NGL prices.

•

Net realized natural gas prices at QEP Energy averaged $4.74 per thousand cubic feet (Mcf), down 26% compared to 2009. While field-level natural gas prices were higher in 2010, net proceeds from the settlement of natural gas-related derivative contracts were significantly lower than in 2009. Field-level natural gas prices in 2010 were $3.60 per Mcf compared to $2.99 per Mcf in 2009, a 20% increase. Natural gas-related derivative settlements increased net revenues $232.1 million in 2010 compared to $573.7 million in 2009.

•

Net crude oil and NGL revenues (including the settlement of crude oil-related derivatives) increased 51% in 2010 to $238.9 million and represented 20% of QEP Energy’s net realized production revenues in 2010.

•

Net realized crude oil and NGL prices averaged $56.80 per barrel, up 24% compared to 2009. Field-level prices increased 30% to $58.87 per barrel. Oil related derivative settlements reduced revenues $8.7 million compared to a $1.6 million increase in 2009.

•	Changes in unrealized gains and losses on natural gas basis-only swaps increased net income $76.3 million in 2010 compared to a loss of $103.3 million in 2009.

•

QEP Energy 2010 capital spending (on an accrual basis) was $1,215.8 million, comprised of $1,106.5 million in drilling, completion, and other costs (including exploration expense), $109.1 million in leasehold acquisition costs and $0.2 million in producing property acquisitions.

•	Separation costs and losses on early extinguishment of debt reduced QEP Resources net income $18.7 million in 2010.

•

QEP Field Services increased EBITDA 25% in 2010 compared to 2009, driven by a 23% increase in gathering margin and a 29% increase in processing margin. Net income was $91.1 million in 2010, up 31% from $69.4 million in 2009.

•

Capital spending (on an accrual basis) at QEP Field Services to expand capacity at its gathering, processing and treating facilities in western Wyoming, eastern Utah and northwest Louisiana totaled $268.2 million for 2010.

QEP affirms 2011 EBITDA and production guidance

QEP expects 2011 EBITDA to be in a range of $1.115 to $1.230 billion. QEP Energy expects 2011 production to be in a range of 258 to 265 Bcfe.

The company’s guidance assumes hedge positions in place on the date of this release. Other assumptions are summarized in the table below:

Guidance and Assumptions	2011
QEP Resources EBITDA (millions)	$1,115-$1,230
QEP Resources capital investment (millions)	$1,200
QEP Energy capital investment (millions)	$1,050
QEP Field Services capital investment (millions)	$150
QEP Energy production – Bcfe	258-265
NYMEX gas price per MMBtu(a)	$3.75-$4.50
NYMEX crude oil price per bbl(a)	$75.00-$85.00
NYMEX/Rockies basis differential per MMBtu(a)	$0.60-$0.40
NYMEX/Midcontinent basis differential per MMBtu(a)	$0.40-$0.20

(a)	For 2011 unhedged volumes

QEP Energy has approximately 55% of its forecast 2011 natural gas and oil-equivalent production hedged with fixed-price swaps (41%) or price-collars (14%).

QEP Energy 2010 Production Up 21%

QEP Energy – a QEP Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 229.0 Bcfe in 2010 compared to 189.5 Bcfe in 2009. Fourth quarter production totaled 62.1 Bcfe compared to 55.4 Bcfe in the year earlier quarter. The Midcontinent region contributed 53% of QEP Energy 2010 production compared to 46% in 2009. QEP Energy generated EBITDA of $926.2 million in 2010 compared to $988.0 million in 2009, a 6% decrease. The decrease in EBITDA was primarily the result of a 26% decrease in net realized natural gas prices which was partially offset by a 21% increase in production and a 24% increase in net realized oil and NGL prices. QEP Energy EBITDA in the fourth quarter of 2010 was $242.4 million compared to $273.7 million a year earlier, an 11% decrease driven by a 22% decrease in net realized natural gas prices compared to the prior year quarter.

QEP Energy – Production by Region (Bcfe)

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	2010	2009	Change	2010	2009	Change
Midcontinent	33.3	26.7	25%	120.4	87.8	37%
Pinedale Anticline	18.6	18.4	1	68.5	61.8	11
Uinta Basin	5.5	5.3	4	21.4	23.2	(8)
Rockies Legacy	4.7	5.0	(6)	18.7	16.7	12

Total	62.1	55.4	12%	229.0	189.5	21%

QEP Energy – Commodity Prices

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	2010	2009	Change	2010	2009	Change
Average field-level natural gas price ($ per Mcf)	$3.03	$3.55	(15%)	$3.60	$2.99	20%
Natural gas hedging impact ($ per Mcf)	2.08	2.50		1.73	3.55

Average revenue ($ per Mcf) (a)	5.11	6.05		5.33	6.54
Realized losses on basis-only swaps ($ per Mcf) (b)	(0.58)	(0.21)		(0.59)	(0.15)

Net realized natural gas price ($ per Mcf)	$4.53	$5.84	(22%)	$4.74	$6.39	(26%)

Average field-level oil and NGL price ($ per bbl)	$59.46	$57.34	4%	$58.87	$45.45	30%
Oil and NGL hedging impact ($ per bbl)	(2.74)	(3.87)		(2.07)	0.46

Net realized oil and NGL price ($ per bbl) (a)	$56.72	$53.47	6%	$56.80	$45.91	24%

(a)	Reported in revenues in the consolidated income statement.
(b)	Reported below operating income in the consolidated income statement.

QEP Energy – Production Costs (per Mcfe)

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	2010	2009	Change	2010	2009	Change
Depreciation, depletion and amortization	$2.58	$2.63	(2%)	$2.59	$2.71	(4%)
Lease operating expense	0.58	0.57	2	0.56	0.67	(16)
General and administrative expense	0.36	0.32	13	0.34	0.36	(6)
Allocated interest expense	0.31	0.34	(9)	0.34	0.34	—
Production taxes	0.32	0.34	(6)	0.34	0.31	10

Production costs	$4.15	$4.20	(1%)	$4.17	$4.39	(5%)

•

QEP Energy full-year 2010 average total costs per unit of gas-equivalent production decreased 5% compared to 2009, due primarily to reduced per-Mcfe depreciation, depletion and amortization expense and reduced per-Mcfe lease operating expense.

•

Depreciation, depletion and amortization expense per-Mcfe (the DD&A rate) decreased compared to 2009 in both the quarter and full-year primarily as the result of reduced per unit development costs in several of the company’s ongoing plays and increased proved reserves related to higher natural gas and oil prices compared to prior periods. The fourth-quarter 2010 DD&A rate increased $0.02/Mcfe compared to the third quarter 2010.

•

QEP Energy cash cost of production – lease operating expense plus general and administrative expense, allocated interest, and production taxes was $1.58 per Mcfe, compared to $1.68 per Mcfe in of 2009, a 6% decrease.

•

Lease operating expense per Mcfe in 2010 decreased as the result of increased production volumes in lower cost areas. Growing production from new high-rate, low-operating cost wells in NW Louisiana and in Pinedale coupled with declining production from higher cost areas is lowering average per Mcfe lease operating expense.

•

General and administrative expense per Mcfe in 2010 decreased slightly as the result of increased production volumes but increased in the fourth quarter due to higher labor expense and actuarial benefit expense adjustments.

•	Production taxes per Mcfe increased in 2010 as the result of higher field-level prices.

QEP Field Services EBITDA up 25%

QEP Field Services (Field Services) – a QEP subsidiary that provides gas gathering and processing services – reported EBITDA of $203.9 million in 2010 compared to $162.6 million in 2009, a 25% increase. EBITDA in the fourth quarter of 2010 was $52.4 compared to $48.7 million a year earlier, an 8% increase. Net income was $91.1 million in 2010, up 31% from $69.4 million in 2009.

•

Gathering margin (total gathering revenues less gathering related operating expenses) increased 23%, or $ 28.1 million, in 2010, driven primarily by a 15% increase in gathering system throughput volume to 1.3 million MMBtu per day. The increased volumes were primarily in NW Louisiana.

•

Processing margin (total processing plant revenues less plant operating expenses and shrinkage) increased 29%, or $19.4 million, driven by 42% higher keep-whole processing margins. NGL margins (NGL revenue less shrinkage) increased to $0.62/Gal in 2010 compared to $0.43/Gal in 2009. The increase was the result of a 34% increase in NGL prices partially offset by a 16% increase in shrinkage cost.

•	Approximately 78% of Field Services’ 2010 net operating revenue was derived from fee-based gathering and processing contracts, compared to 82% in the 2009.

Fourth Quarter 2010 Earnings Teleconference

QEP Resources management will discuss full year and fourth quarter 2010 results in a conference call on Thursday, February 24, beginning at 11:00 a.m. ET. The call can be accessed at www.qepres.com.

About QEP Resources

QEP Resources (NYSE:QEP) is a leading independent natural gas and oil exploration and production company with operations focused in the Rocky Mountain and Midcontinent regions of the United States. QEP Resources also gathers, compresses, treats, processes and stores natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009. QEP Resources undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit QEP Resources’ Internet site at: www.qepres.com.

Hedge Positions – February 23, 2011

Time Periods	Rocky Mountain	Midcontinent	Total	Rocky Mountain	Midcontinent	Total
				Estimated
	Gas (Bcf) fixed-price swaps			Average price per Mcf, net to the well
2011	78.9	27.8	106.7	$4.36	$6.15	$4.83

2012	43.3	14.2	57.5	$5.45	$4.42	$5.20

2013	50.3	—	50.3	$5.51	—	$5.51

				Estimated
	Gas (Bcf) collars			Average price per Mcf, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2011	13.7	14.2	27.9	$3.30 - $5.66	$5.82 - $7.49	$4.58 - $6.59

				Estimated
	Oil (Mbbl) collars			Average price per Bbl, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2011	858	237	1,095	$51.38 - $99.98	$53.00 - $109.75	$51.73 - $102.10

QEP RESOURCES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	3 Months Ended December 31,		12 Months Ended December 31,
	2010	2009	2010	2009
	(in millions, except per share amounts)
REVENUES
Natural gas sales	$278.5	$301.0	$1,086.9	$1,103.9
Oil and NGL sales	72.0	49.5	238.9	158.5
Gathering, processing and other	83.9	79.3	322.6	268.3
Marketing sales	137.6	129.9	598.0	441.8

Total Revenues	572.0	559.7	2,246.4	1,972.5

OPERATING EXPENSES
Marketing purchases	133.9	126.6	589.3	427.8
Lease operating expense	35.3	30.8	125.0	125.5
Gathering, processing and other	20.6	21.9	83.2	76.2
General and administrative	31.6	24.2	107.2	91.7
Separation costs	(0.7)	—	13.5	—
Production and property taxes	20.9	20.4	82.5	62.9
Depreciation, depletion and amortization	173.9	157.4	643.4	559.1
Exploration expense	13.8	6.7	23.0	25.0
Abandonment and impairment	17.0	7.7	46.1	20.3

Total Operating Expenses	446.3	395.7	1,713.2	1,388.5
Net gain (loss) from asset sales	(0.2)	0.5	12.1	1.5

OPERATING INCOME	125.5	164.5	545.3	585.5
Interest and other income (loss)	(2.1)	0.6	2.3	4.5
Income from unconsolidated affiliates	0.5	0.7	3.0	2.7
Unrealized and realized (loss) on basis-only swaps	—	(1.1)	—	(189.6)
Loss from early extinguishment of debt	—	—	(13.3)	—
Interest expense	(21.6)	(20.9)	(84.4)	(70.1)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	102.3	143.8	452.9	333.0
Income taxes	(36.5)	(48.3)	(167.0)	(117.6)

INCOME FROM CONTINUING OPERATIONS	65.8	95.5	285.9	215.4
Discontinued operations, net of income tax	—	21.5	43.2	80.7

NET INCOME	65.8	117.0	329.1	296.1
Net income attributable to non-controlling interest	(0.8)	(0.9)	(2.9)	(2.6)

NET INCOME ATTRIBUTABLE TO QEP	$65.0	$116.1	$326.2	$293.5

EARNINGS PER COMMON SHARE - ATTRIBUTABLE TO QEP
Basic from continuing operations	$0.37	$0.55	$1.61	$1.23
Basic from discontinued operations	—	0.12	0.25	0.46

Basic total	$0.37	$0.67	$1.86	$1.69

Diluted from continuing operations	$0.37	$0.54	$1.60	$1.21
Diluted from discontinued operations	—	0.12	0.24	0.46

Diluted total	$0.37	$0.66	$1.84	$1.67

Weighted-Average Common Shares Outstanding
Used in basic calculation	175.7	174.3	175.3	174.1
Used in diluted calculation	177.4	176.7	177.3	176.3

QEP RESOURCES, INC.

OPERATIONS BY LINE OF BUSINESS

(Unaudited)

	3 Months Ended December 31,		12 Months Ended December 31,
	2010	2009	2010	2009
	(in millions)
Revenues
QEP Energy	$351.8	$351.8	$1,330.8	$1,267.3
QEP Field Services	82.7	78.0	316.8	262.7
QEP Marketing and other	137.5	129.9	598.8	442.5

Total	$572.0	$559.7	$2,246.4	$1,972.5

Operating Income
QEP Energy	$82.8	$124.7	$399.8	$457.0
QEP Field Services	38.7	36.7	150.6	115.6
QEP Marketing and other	3.3	3.1	8.4	12.9
Separation costs	0.7		(13.5)

Total	$125.5	$164.5	$545.3	$585.5

Net Income (Loss) from Continuing Operations Attributable to QEP Resources
QEP Energy	$38.9	$70.6	$203.9	$134.9
QEP Field Services	22.6	22.0	91.1	69.4
QEP Marketing and other	3.1	2.0	6.7	8.5
Separation and early debt extinguishment costs	0.4	—	(18.7)	—

Total	$65.0	$94.6	$283.0	$212.8

QEP RESOURCES, INC.

SELECTED OPERATING STATISTICS

(Unaudited)

	3 Months Ended December 31,		12 Months Ended December 31,
	2010	2009	2010	2009
QEP Energy production volumes
Natural gas (Bcf)	54.6	49.7	203.8	168.7
Oil and natural gas liquids (MMbbl)	1.3	1.0	4.2	3.5
Total production (Bcfe)	62.1	55.4	229.0	189.5
Average daily production (MMcfe)	675.4	601.5	627.4	519.1
QEP Energy average net realized price
Natural gas (per Mcf)	$4.53	$5.84	$4.74	$6.39
Oil and NGL (per bbl)	$56.72	$53.47	$56.80	$45.91

QEP Field Services natural gas processing volumes
NGL sales (MMgal)	22.9	27.3	100.2	101.6
NGL sales price (per gal)	$1.05	$0.91	$0.95	$0.71
Fee-based processing (millions of MMBtu)
For unaffiliated customers	28.9	31.6	116.8	110.6
For affiliated customers	28.9	27.9	109.4	99.4

Total fee-based processing volumes	57.8	59.5	226.2	210.0

Fee-based processing (per MMBtu)	$0.15	$0.15	$0.16	$0.15
QEP Field Services natural gas gathering volumes (millions of MMBtu)
For unaffiliated customers	66.8	70.8	276.8	301.2
For affiliated customers	54.4	33.3	198.9	112.6

Total gathering	121.2	104.1	475.7	413.8

Gathering revenue (per MMBtu)	$0.32	$0.33	$0.32	$0.31

QEP Marketing gas and oil marketing volumes (MMdthe)	57.5	54.8	227.6	211.0

QEP RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2010 (Unaudited)	2009
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$—	$19.3
Notes receivable	—	52.9
Accounts receivable, net	269.9	219.8
Fair value of derivative contracts	257.3	128.2
Gas and oil storage inventory	16.4	17.5
Materials and supplies inventory	65.4	74.3
Prepaid expenses and other	45.2	29.2
Deferred income taxes	—	21.2
Current assets of discontinued operations	—	42.8

Total Current Assets	654.2	605.2

Property, Plant and Equipment (successful efforts method for gas and oil properties)
Proved properties	6,874.3	5,721.5
Unproved properties, not being depleted	322.0	389.6
Midstream field services	1,360.5	1,037.5
Marketing and other	44.5	42.4

Total Property, Plant and Equipment	8,601.3	7,191.0

Accumulated depreciation, depletion and amortization
Exploration and production	(2,454.4)	(1,890.9)
Midstream field services	(244.6)	(198.7)
Marketing and other	(12.3)	(10.1)

Total Accumulated depreciation, depletion and amortization	(2,711.3)	(2,099.7)
Cost of service properties of discontinued operations, net	—	593.9

Net Property, Plant and Equipment	5,890.0	5,685.2

Investment in unconsolidated affiliates	44.5	43.9
Goodwill	59.6	60.1
Fair value of derivative contracts	120.8	61.2
Other noncurrent assets	16.2	10.0
Noncurrent assets of discontinued operations	—	15.8

Total Other Assets	196.6	147.1

TOTAL ASSETS	$6,785.3	$6,481.4

	December 31,	December 31,
	2010	2009
	(Unaudited)
	(in millions)
LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	19.5	—
Note payable	—	39.3
Accounts payable and accrued expenses	332.2	313.0
Federal income taxes payable	—	13.5
Production and property taxes	18.9	34.2
Interest payable	28.1	26.3
Fair value of derivative contracts	139.3	149.7
Deferred income taxes	27.8	—
Current portion of long-term debt	58.5	—
Current liabilities of discontinued operations	—	88.9

Total Current Liabilities	624.3	664.9

Long-term debt, less current portion	1,472.3	1,348.7
Deferred income taxes	1,377.7	1,175.8
Asset retirement obligations	148.3	124.7
Fair value of derivative contracts	0.3	140.6
Other long-term liabilities	99.3	42.5
Noncurrent liabilities of discontinued operations	—	175.5
EQUITY
Common stock	1.8	1.7
Additional paid-in capital	394.2	126.8
Retained earnings	2,420.0	2,538.2
Accumulated other comprehensive income	194.3	87.1

Total Common Shareholders’ Equity	3,010.3	2,753.8
Non-controlling interest	52.8	54.9

Total Equity	3,063.1	2,808.7

TOTAL LIABILITIES AND EQUITY	$6,785.3	$6,481.4

QEP RESOURCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	12 Months Ended December 31,
	2010	2009
	(in millions)
OPERATING ACTIVITIES
Net income	$329.1	$296.1
Discontinued operations, net of income tax	(43.2)	(80.7)
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation, depletion and amortization	645.8	560.3
Deferred income taxes	188.2	103.3
Abandonment and impairment	46.1	20.3
Share-based compensation	16.1	13.4
Dry exploratory well expense	9.6	4.7
Net (gain) from asset sales	(12.1)	(1.5)
(Income) from unconsolidated affiliates	(3.0)	(2.7)
Distributions from unconsolidated affiliates and other	2.2	1.2
Loss on early extinguishment of debt	13.3	—
Unrealized (gain) loss on basis-only swaps	(121.7)	164.0
Changes in operating assets and liabilities
Accounts receivable	(32.6)	42.6
Inventories	10.1	13.7
Prepaid expenses	(16.2)	(3.1)
Accounts payable and accrued expenses	4.2	9.9
Federal income taxes	(30.9)	21.2
Other	(7.5)	(13.3)

Net Cash Provided By Operating Activities Of Continuing Operations	997.5	1,149.4

INVESTING ACTIVITIES
Property, plant and equipment, including dry exploratory well expense	(1,359.7)	(975.4)
Acquisitions of proved and unproved properties	(109.3)	(221.5)
Other investments	—	(1.5)
Proceeds from disposition of assets	25.6	14.2
Change in notes receivable	52.9	37.8

Net Cash Used In Investing Activities Of Continuing Operations	(1,390.5)	(1,146.4)

FINANCING ACTIVITIES
Checks outstanding in excess of cash balances	19.5	—
Change in notes payable	(39.3)	(50.1)
Long-term debt issued	1,034.4	424.5
Long-term debt issuance costs paid	(16.6)	(2.5)
Current portion long-term debt repaid	(91.5)	—
Long-term debt repaid	(761.5)	(375.0)
Long-term debt extinguishment costs	(4.9)	—
Equity contribution	250.0	—
Other capital contributions	2.8	—
Dividends paid	(7.0)	—
Distribution to Questar	(7.2)	—
Distribution to non-controlling interest	(5.0)	(5.7)

Net Cash Provided from (used In) Financing Activities Of Continuing Operations	373.7	(8.8)

CASH USED IN CONTINUING OPERATIONS	(19.3)	(5.8)

Cash provided by operating activities of discontinued operations	68.6	174.4
Cash used in investing activities of discontinued operations	(39.9)	(116.2)
Cash provided by financing activities of discontinued operations	(26.9)	(53.4)
Effect of change in cash and cash equivalents of discontinued operations	(1.8)	(4.8)

Change in cash and cash equivalents	(19.3)	(5.8)
Beginning cash and cash equivalents	19.3	25.1

Ending Cash and Cash Equivalents	—	$19.3

QEP RESOURCES, INC.

NON-GAAP MEASURES

(Unaudited)

This release contains references to a non-GAAP measure of earnings per diluted share from continuing operations excluding gains and losses from asset sales, unrealized gains and losses on basis-only swaps, separation costs and loss on early extinguishment of debt. Management believes earnings per diluted share excluding asset sales, unrealized basis-only swaps, separation costs and loss on early extinguishment of debt is an important measure of the Company’s operational performance relative to other gas and oil producing companies.

The following table calculates earnings per diluted share excluding gains and losses on assets sales, unrealized gains and losses on basis-only swaps, separations costs and loss on early extinguishment of debt:

	3 Months Ended December 31,		12 Months Ended December 31,
	2010	2009	2010	2009
	(in millions, except earnings per share)
Net income attributable to QEP Resources	$65.0	$116.1	$326.2	$293.5
Less: Discontinued operations	—	(21.5)	(43.2)	(80.7)

Net Income from continuing operations attributable to QEP Resources	$65.0	$94.6	$283.0	$212.8
Exclusion of net (gain) loss from assets sales, unrealized (gain) loss on basis-only swaps, separation costs and loss on early extinguishment of debt from net income
Net (gain) loss from asset sales	0.2	(0.5)	(12.1)	(1.5)
Income taxes on net (gain) loss on asset sales	(0.1)	0.3	4.5	0.6
Unrealized (gain) loss on basis-only swaps	(31.7)	(9.4)	(121.7)	164.0
Income taxes on unrealized (gain) loss on basis-only swaps	11.8	3.5	45.4	(60.7)
Separation costs	(0.7)	—	13.5	—
Income taxes on separation costs	0.3	—	(3.0)	—
Loss from early extinguishment of debt	—	—	13.3	—
Income taxes on loss from early extinguishment of debt	—	—	(5.1)	—

After-tax (gain) loss on assets sales, unrealized (gain) loss on basis-only swaps, separation costs and loss from early extinguishment of debt	(20.2)	(6.1)	(65.2)	102.4

Net income attributable to QEP Resources excluding (gain) loss from assets sales, unrealized (gain) loss on basis-only swaps, separation costs and loss from early extinguishment of debt	$44.8	$88.5	$217.8	$315.2

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO QEP RESOURCES
Diluted	$0.37	$0.54	$1.60	$1.21
Diluted after-tax (gain) loss from asset sales, unrealized (gain) loss on basis-only swaps, separation costs and loss from early extinguishment of debt	(0.12)	(0.04)	(0.37)	0.58

Earnings per diluted share attributable to QEP Resources excluding asset sales, unrealized (gain) loss on basis only swaps, separation costs and loss from early extinguishment of debt	$0.25	$0.50	$1.23	$1.79

Weighted-Average Common Shares Outstanding
Diluted	177.4	176.7	177.3	176.3

This release also contains references to a non-GAAP measure of EBITDA. Management defines EBITDA as net income before the following items: discontinued operations, unrealized gains and losses on basis-only swaps, gains and losses from asset sales, interest and other income, income taxes, interest expense, separation costs, loss on early extinguishment of debt, depreciation, depletion, and amortization, abandonment and impairment, and exploration expense. Management believes EBITDA is an important measure of the Company’s cash flow and liquidity and an important measure for comparing the Company’s financial performance to other gas and oil producing companies.

The following table reconciles QEP Resources’ net income to EBITDA:

	3 Months Ended December 31,		12 Months Ended December 31,
	2010	2009	2010	2009
	(in millions)
Net income attributable to QEP Resources	$65.0	$116.1	$326.2	$293.5
Net income attributable to non-controlling interest	0.8	0.9	2.9	2.6

Net Income	65.8	117.0	329.1	296.1
Discontinued operations, net of tax	—	(21.5)	(43.2)	(80.7)

Income from continuing operations	65.8	95.5	285.9	215.4
Unrealized (gain) loss on basis-only swaps	(31.7)	(9.4)	(121.7)	164.0
Net (gain) loss from asset sales	0.2	(0.5)	(12.1)	(1.5)
Interest and other income	2.1	(0.6)	(2.3)	(4.5)
Income taxes	36.5	48.3	167.0	117.6
Interest expense	21.6	20.9	84.4	70.1
Separation costs	(0.7)	—	13.5	—
Loss from early extinguishment of debt	—	—	13.3	—
Depreciation, depletion and amortization	173.9	157.4	643.4	559.1
Abandonment and impairment	17.0	7.7	46.1	20.3
Exploration	13.8	6.7	23.0	25.0

EBITDA	$298.5	$326.0	$1,140.5	$1,165.5